Tirex America, Inc. / Employment Agreement                                page 1
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                              EMPLOYMENT AGREEMENT

                                                 [HEREINAFTER THE " AGREEMENT "]


Heather Goodwin
2164 St. Catherine St. W #4
Montreal, P0 H3H1M7        [name and address of the employee]

                                                  [HEREINAFTER THE " EMPLOYEE "]

         This Agreement will confirm the terms and conditions of your full-time employment with the corporation, Tirex America, Inc., located at 740 St.
Maurice, Suite 201, Montreal, Quebec, H3C1L5, hereby represented by _____________________, effective as of ___________________.


                                                  [HEREINAFTER THE " EMPLOYER "]


1.       EMPLOYMENT

1.1 POSITION AND DUTIES. You are employed by the Employer in the position of ADMINISTRATIVE ASSISTANT. You agree to be bound by the terms and conditions of this Agreement during your employment with the Employer. In carrying out your duties, you will respect all reasonable instructions as may be given by members of management of the Employer. In your position, you will report to your immediate superior, JOHN THRESHIE, JR., and are responsible for the following duties:

See attached

 [DESCRIPTION OF DUTIES]

The duties enumerated above are not limited. During your employment, you may execute all duties relating to your position or in accordance with your capacities. The Employer, for its proper operating order, may modify your duties. As such, the Employer hereby binds itself to inform you of any and all such modifications. You understand and agree that the Employer may change your position if it is confident and deems that your qualifications and capacities are sufficient for such a change.

1.2.1 GOOD FAITH, RESPECT AND LOYALTY. You understand and agree that you have the obligation to act in good faith, with respect and loyalty towards the Employer.
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Tirex America, Inc. / Employment Agreement                                page 2
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1.3      THE EMPLOYER'S POLICIES.  You acknowledge and agree that the employment relationship will be governed by the standards and terms established by the Employer's policies as they are established from time to time and agree to respect the terms of such policies so long as they are note inconsistent with any provisions of the Agreement. You undertake to inform yourself of the details of such policies and amendments thereto established from time to time.

1.4 PROBATIONARY PERIOD. You understand and agree that the first (6) months of your employment shall constitute a probationary period, during which time you or the Employer may terminate your employment as set out in paragraph 4.1 of the Agreement.

1.5 HOURS OF WORK. You will be employed on a [full-time/part-time] basis for the Employer. Your hours of work are as follows:

         full time (40 hrs/wk)
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         9 a.m. to 5 p.m.
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These hours may vary and may be  irregular  and will be those hours  required to meet the objectives of your employment. Accordingly, this Agreement constitutes you consent to working greater hours than those provided for in any applicable employment or labour standards legislation.


2.       REMUNERATION AND BENEFITS.

2.1 SALARY AND BENEFITS. In consideration of your performance of the obligations and duties contained in this Agreement, the Employer will pay you a starting salary of $ 13.00 per [hour] payable in [BI-WEEKLY] installments, in arrears, subject to the normal statutory deductions. You agree and authorize the Employer to debit any amount given to you in excess directly from your salary or form any payment you have received. The Employer will revise you salary in accordance with its general policy standards and in accordance with your performance in relation to the objectives of your employment.

2.2 VACATION TIME (hereinafter "Vacation"). Vacation must be taken immediately following The year in which it has been acquired (hereinafter the "reference year") and cannot be deferred from year to year. Furthermore, Vacation cannot be exchanged for money. Vacation is taken in turn while taking into consideration your preference of dates, the number of persons concerned, as well as the need of operation of the Employer. The "reference year" consists of a period of twelve (12) consecutive months during which the employee progressively acquires the right to Vacation.

The number of weeks of vacation to which you are entitled is determined from the table attached herewith as Annex A.

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Tirex America, Inc.   EA03

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Tirex America, Inc. / Employment Agreement                                page 3
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You must remit your choice of vacation to your  immediate  superior for approval at the latest _____________________ [DAY AND MONTH] for the summer and autumn vacation and the _____________________ [DAY AND MONTH] for the winter and spring vacation.


2.3 NOTICE FOR CHANGES IN THE COMPENSATION ARRANGEMENTS. You understand and agree that, on providing thirty days advance written notice, the Employer has the right to unilaterally introduce changes to your compensation arrangements and that such changes in your compensation arrangements will not affect the application of this Agreement.

3.       DURATION OF CONTRACT

The Employer retains the services of the employee for an indeterminate period as of the signing of the present and terminating in accordance with the following.

4.       TERMINATION AND NOTICE OF TERMINATION

4.1 TERMINATION DURING THE PROBATIONARY PERIOD. The Employer may terminate your employment at its sole discretion for any purpose that it may deem reasonable, without notice or pay "in lieu of notice" and without cause, during the six (6) month probationary period referred to in paragraph 1.4 of this Agreement. You have the possibility to resign without notice during this probationary period.

4.2 WRITTEN NOTICE BY THE EMPLOYEE. You may terminate your employment pursuant to this Agreement by giving at least fifteen (15) days advance notice in writing to the Employer. The Employer may waive such notice, in whole or in part and if it does so, your entitlement to remuneration and benefits pursuant to this Agreement will cease on the date it waives such notice.

4.3 TERMINATION FOR CAUSE. The Employer may unilaterally terminate your employment pursuant to this Agreement without notice or payment = in lieu = thereof, for cause. For the purposes of this Agreement, = cause = shall include:

     a)  any breach of the provisions of this Agreement by you;
     b) consistent poor performance on your part, after being advised as to the standard required by the Employer;
     c) any intentional or grossly negligent disclosure of any Information by you, as determined in the sole discretion of the Employer;
     d) your violation of any local, provincial or federal statute, including, without limitation, an act of dishonesty such as embezzlement or theft;
     a) conduct on your part that is materially detrimental to the business or the financial position of the Employer, as determined in the sole discretion of the Employer.

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     Tirex America, Inc. / Employment Agreement                           page 4
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     b)  personal  conduct  on  your  part  which  is  of  such  a  serious  and substantial nature that, as determined in the sole discretion of the Employer, it would injure the reputation of the Employer if you are retained as an employee;
     c)  your bankruptcy or insolvency has been declared;
     d) any and all omissions, commissions or other conduct which would constitute cause at law, in addition to the specified causes.

4.4 NOTICE BY THE EMPLOYER. After the probationary period, the Employer may terminate your employment pursuant to this Agreement at its sole discretion for any reason, without cause, upon providing to you a number of weeks of notice, as determined from the table attached herewith as Annex B. Or , at the Employer's option, it may pay you "in lieu of notice' as well as all payments or entitlements to which you are entitled pursuant to the Quebec ACT RESPECTING LABOUR STANDARDS.

4.5 PAY "IN LIEU OF NOTICE". Pay in "lieu of notice" will be calculated on the basis of your annual base salary as of the date you receive notice of termination. Bonuses and other forms of additional compensation will not be considered part of your annual base salary. Your rights and entitlements under any performance bonus shall terminate effective as of the date of your termination of employment, or as I\at the date you receive notice of termination, if pay "in lieu of notice" is provided.

The Employer's notice or pay "in lieu of notice" is equivalent to a vacation period which you are entitled pursuant to the law in force in Quebec. Consequently, you understand and agree to acquit the Employer of any claim from your employment termination and accept to abandon any complaint against him.

Pay "in lieu of notice" will be provided in regular [bi-weekly] installments and shall be subject to all deductions and withholdings required by law.

Should you work during the delay of the notice and resign during the said delay, you are entitled to half of the remainder of the sums which are due in respect of the notice as of the date of the said resignation.

4.6 FULL AND FINAL RELEASE. Furthermore, you agree and understand that amount of money as notice or pay "in lieu of notice" constitutes a full and final release with regard to any claim resulting from the termination of your employment.

5.       CONFIDENTIAL INFORMATION

5.1 ACQUISITION OF INFORMATION. You acknowledge that as an ADMINISTRATIVE ASSISTANT [TITLE] and in such other position as you may hold with the Employer, you will acquire information (the "information") about certain matters which are confidential to the Employer, which Information is the exclusive property of the Employer, including but not limited to, the following:

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Tirex America, Inc.. / Employment Agreement                               page 5
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     (a) discoveries,   inventions,  research  and  development,   formulas  and
         technology, improvement, written works, computer programmes, any item developed in which copyright, patent or any Intellectual Property right subsists (hereinafter the "Works").
     (b) trade secrets;
     (c) lists of present and prospective customers and buying habits;
     (d) purchase requirements;
     (e) pricing and sales policies and concepts;
     (f) financial information, and
     (g) business plans, forecasts and market strategies.

You acknowledge that the Information could be used to the detriment of the Employer and that the disclosure could cause irreparable harm to the Employer. Accordingly, you undertake to treat confidentially all Information and not to disclose it to any third party or to use it for any purpose either during your employment, except as maybe necessary in the proper discharge of your duties, or after termination of your employment for any reason, except with the written permission of the Employer.

5.2 EMPLOYER'S OWNERSHIP OF WORKS. You acknowledge that the Employer owns all Works that may be developed by you during the course of your employment with the Employer and you agree to waive, by the present, all rights to any such Works.

5.3 THE EMPLOYER'S RIGHTS ON INFORMATION. All notes, data, tapes, reference items, sketches, drawings, memoranda, records, diskettes and other materials in any way relating to any of the Information or to the Employer's business, produced by you or coming into your possession by or through your employment, shall belong exclusively to the Employer and you agree to turn over to the Employer all copies of any such materials in your possession or under your control, forthwith, at the request of the Employer or, in the absence of a request, on the termination of your employment with the Employer.

6.       NON-COMPETITION

You acknowledge and agree that as an ADMINISTRATIVE ASSISTANT [TITLE] for the employer you will gain a knowledge of and a close working relationship with the Employer's customers (hereinafter "Knowledge"), which would injure the Employer if made available to a competitor or used for competitive purposes. Accordingly, you undertake to treat confidentially all Knowledge and not to disclose it to any third party or to use it for any purpose either during your employment, except as may be necessary in the proper discharge of your duties, or after termination of your employment for any reason, except with the written permission of the Employer.

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Tirex America, Inc.  EA03
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Tirex America, Inc. / Employment Agreement                                page 6
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7.       INJUNCTIVE RELIEF

7.1 PRESERVATION OF THE RELATIONSHIPS BETWEEN THE EMPLOYER AND HIS CLIENTS. You understand and agree that the Employer has a material interest in preserving the relationships it has developed with its customers against impairment by competitive activities of a former employee. Accordingly, you agree that the restrictions and covenants contained in paragraph 5 (Confidential Information) and paragraph 6 (Non-competition), are reasonably required for the protection of the Employer and its goodwill and that your agreement to same by your execution of this Agreement, are of the essence to this Agreement and constitute a material inducement to the Employer to enter into this Agreement and to employ you, and that the Employer would not enter into this Agreement absent such an inducement.

7.2 REMEDIES FOR THE EMPLOYER. You understand and agree, without prejudice to any and all other rights of the Employer, that in the event of your violation or attempted violation of any of the covenants contained in paragraphs 5 and 6 of this Agreement, an injunction or other like remedy shall be the only effective method to protect the Employer's rights and property as set out, and that an interim injunction may be granted immediately on the commencement of any suit.

8.       NOTICES

Any notice required or permitted to be given to either party must be delivered by hand or personally to the party's address last known to the other party and will be deemed to be received on the date of hand delivery or personal delivery to such address. Personal delivery shall include delivery by a commercial courier.

9.       SEVERABILITY

In the event that any provision of this Agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this Agreement which will continue to be in full force and effect.

10.      WAIVER

The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

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Tirex America, Inc.. / Employment Agreement                               page 7
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11.      ENTIRE AGREEMENT

This Agreement contains the final and entire understanding and agreement between you and the Employer with respect to the terms and conditions of your employment addressed herein.

12.      MODIFICATION OF AGREEMENT

Any modification of this Agreement must be in writing and signed by both and the Employer or it shall have no effect and shall be void.


13.      TITLES

The titles of all the provisions contained herein have been inserted for ease of reference and do not affect the construction and interpretation of the provisions of the Agreement in any way.

14.      GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

15.      INDEPENDENT LEGAL ADVICE

You  acknowledge  that  you  have  read  and  understand  this  Agreement,   and
acknowledge that you have had the opportunity to obtain legal advice about it.

The parties have expressly requested that the Agreement be drawn by and executed in English only; les parties ont expressement exige que la Convention soit redigee uniquement en langue anglaise.



IN WITNESS WHEREOF, the Parties have executed this Agreement as of the below effective date.

Montreal, 26 day of Feb. 1997


/s/                                               /s/ HEATHER GOODWIN
------------------------                          ----------------------------
Tirex America, Inc.                               [NAME OF EMPLOYEE AND TITLE]
                                                  Administrative Assistant

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Tirex America, Inc.  EA03

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Tirex America, Inc. / Employment Agreement                                page 8
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                                     ANNEX A







    ----------------------------------------------------------------------------
    NUMBER OF CONTINUED YEARS                           NUMBER OF WEEKS OF
          OF SERVICE                                        VACATION

    ----------------------------------------------------------------------------

     Less than 1 year                              1 working day for every month
                                                   of continued service, without
                                                   the  total  of  the  vacation
                                                   exceeding 10 days

    ----------------------------------------------------------------------------

      1 to 5 years                                 2 weeks

    ----------------------------------------------------------------------------

      5 years and more                             3 weeks

    ----------------------------------------------------------------------------



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Tirex America, Inc.  Ea03
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Tirex America, Inc.. / Employment Agreement                               page 9
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                                     ANNEX B







    ----------------------------------------------------------------------------

    NUMBER OF YEARS OF                            NUMBER OF WEEKS OF
    CONTINUED SERVICE                                   NOTICE

    ----------------------------------------------------------------------------

    Less than 1 year                                   1 week

    ----------------------------------------------------------------------------

     1 to 5 years                                      2 weeks

    ----------------------------------------------------------------------------
     10 years and more                                 8 weeks

    ----------------------------------------------------------------------------

     10 years and more                                 8 weeks

    ----------------------------------------------------------------------------



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Tirex America, Inc.  EA03

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Employment Agreement Attachment
Heather Goodwin

1.1      POSITION AND DUTIES

POSITION:  Administrative Assistant

Duties: answer phones, greet visitors, receive incoming packages and mil, typing (letters, memos, reports, press releases, etc.). creating office forms, schedule appointments and reservations, order supplies, file central files, information research on internet, e-mail correspondence, keep track of stock price, send press releases to news wires an investors via fax and e-mail, send information packages via mail and e-mail, keep track of information sent out and to whom, order publications, create purchase orders, and work with various computer programs including Word, Outlook, Excel, Access.